Exhibit 3.1

BYLAWS

OF

LOWE’S COMPANIES, INC.

As Amended and Restated November 11, 2022

ARTICLE I. OFFICES

The principal office of the corporation in the State of North Carolina shall be located in the County of Iredell. The registered office of the corporation, required by law to be continuously maintained in the State of North Carolina, may be, but need not be, identical with the principal office and shall be maintained at that location identified as the address of the business office of the registered agent with the North Carolina Secretary of State. The corporation may have such other offices either within or without the State of North Carolina, as the Board of Directors may designate or the business of the corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of shareholders shall be held each year on a day to be designated by the Board of Directors, at an hour to be designated by the Chairman of the Board, for the purpose of electing directors and for the transaction of such other business (other than director nominations, which are subject to the requirements of Section 11 or Section 14, as applicable, of this Article II) as may properly come before the meeting in accordance with Section 12 of this Article II. If the annual meeting shall not be held on the day designated by this Section 1, a substitute annual meeting shall be called in accordance with the provisions of Section 2 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

SECTION 2. SPECIAL MEETINGS.

(a) Special meetings of the shareholders for any purpose or purposes may be called by the Chief Executive Officer, Chairman of the Board or by a majority of the Board of Directors, and shall be called by the Secretary upon the written request of shareholders owning in the aggregate not less than fifteen percent (15%) of the total number of shares of capital stock of the corporation outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting.

(b) A request to the Secretary of the corporation shall be signed by each shareholder, or a duly authorized agent of such shareholder, requesting the special meeting and shall set forth: (i) a statement of the specific proposal or proposals to be brought before the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each shareholder requesting the special meeting and any Shareholder Associated Person (as defined in Section 11(g) of this Article II); and (ii) any other information that would be required to be set forth in a shareholder’s notice required to be delivered pursuant to Section 11 or Section 14 (with respect to director nominations) or Section 12 (with respect to other business) of this Article II, if such provisions were applicable; provided, however, that the provisions of Section 11, Section 12 or Section 14, as applicable, of this Article II shall continue to apply with respect to the nomination of directors and the proposal of other business to be conducted at such meeting. A request to call a special meeting shall include documentary evidence of each requesting shareholder’s record and beneficial ownership of the corporation’s shares of capital stock as of the date of such request.

(c) A special meeting requested by shareholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary.  Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if (i) the Board of Directors calls or has called an annual or special meeting of shareholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the purpose or purposes specified in the request; or (ii) an annual or special meeting was held not more than 12 months before the date on which the request for a special meeting was delivered to the Secretary that included the purpose or purposes specified by the requesting shareholders in their request for a special meeting, with such determination being made in good faith by the Board of Directors.

(d) Business transacted at a special meeting requested by shareholders shall be limited to the purpose or purposes stated in the request for the special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to shareholders at any such special meeting.

(e) Any shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary and, if, following such revocation, there are un-revoked requests from shareholders holding in the aggregate less than the requisite number of shares entitling the shareholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of North Carolina, as the place of meeting for any annual or special meeting of the shareholders. In the event the directors do not designate the place of meeting for either an annual or special meeting of the shareholders, the Chairman of the Board may designate the place of meeting. If the Chairman of the Board does not designate the place of meeting, the meeting shall be held at the offices of the corporation in Mooresville, North Carolina. The Board of Directors may, in its sole discretion, determine that a meeting of the shareholders of the corporation be held solely or in part by means of remote communication to the extent permitted under North Carolina law.

SECTION 4. NOTICE OF MEETING. Written notice stating the date, time and place (if any) of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, by any means of communication permitted under or authorized by the North Carolina Business Corporation Act, including without limitation, in person; by electronic means; or by mail or private carrier, by or at the direction of the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If the Board of Directors has authorized participation by means of remote communication pursuant to N.C.G.S.
§ 55-7-09 for any class or series of shareholders, the notice to such class or series of shareholders shall describe the means of remote communication to be used. When a meeting is adjourned it shall not be necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken of the new date, time and place (if any) and, if the meeting is to be continued solely by means of remote communication, a description of the means of remote communication, unless a new record date for the adjourned meeting is or must be fixed, in which event notice shall be given to shareholders as of the new record date.

SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at the meeting or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof if the meeting is adjourned to a date not more than 120 days after the date fixed for the original meeting.

SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make before each meeting of shareholders a complete list of the names of all shareholders entitled to notice of such meeting arranged in alphabetical order and by voting group, by class or series of shares within each voting group, and with the address of and the number of shares held by each. For a period beginning two business days after notice of the meeting is given and continuing through the meeting, this list shall be available (i) at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, for inspection by any shareholder at any time during usual business hours. If the meeting is to be held at a place, the list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting or any adjournment. If the meeting is to be held solely by means of remote communication, then the list shall also be produced and kept open to inspection during the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

SECTION 7. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting if a quorum of that voting group exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting.

SECTION 8. PROXIES; ELECTRONIC AUTHORIZATION.

(a) At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide a majority of them present at the meeting or if only one is present at the meeting then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are divided as to the right and manner of voting in any particular case, and there is no majority, the voting of such shares shall be prorated.

(b) The Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney in fact to appoint another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney in fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(c) If a shareholder intends to appoint another person to act for him or her as proxy to present a nomination or proposal at any annual or special meeting of shareholders, the shareholder shall appoint such other person and give notice of such appointment in writing to the Secretary not less than three business days before the date of the meeting, including the name and contact information for such person. For the avoidance of doubt, the advance notice requirements of this subsection (c) shall apply to the appointment of persons as proxies to present (i) proposals submitted in accordance with the eligibility and procedural requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the corporation’s proxy statement, (ii) proposals submitted by a shareholder in compliance with the notice provisions set forth in Section 12 of this Article II that are not included in the corporation’s proxy statement, and (iii) nominations submitted by a shareholder in compliance with the notice provisions set forth in Section 11 or Section 14 of this Article II.

SECTION 9. VOTING OF SHARES. Except as otherwise provided by law, each outstanding share of capital stock of the corporation entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The vote of a majority of the shares voted on any matter (other than the election of directors) at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Articles of Incorporation or these Bylaws. The standard for electing directors shall be as set forth in the Articles of Incorporation. Voting on all substantive matters shall be by a ballot vote on that particular matter. Voting on procedural matters shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall demand a ballot vote on procedural matters.

SECTION 10. CONDUCT OF MEETINGS.

(a) At each meeting of the shareholders, the Chairman of the Board or, in his absence, the Chief Executive Officer, shall act as chairman and preside. In their absence, the Board may designate another officer or director to preside. The Secretary or an Assistant Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as secretary of the meeting.

(b) Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting shall determine in his or her sole discretion the order of business of each meeting of shareholders and the rules of procedure therefor, and shall have the authority to regulate the conduct of any such meeting as he or she deems appropriate, including in connection with adjourning or reconvening any meeting held or to be held at any place or by means of remote communication. Such rules may include, without limitation: (i) an agenda for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at, or participation in, the meeting to only shareholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) rules regarding the time allotted for consideration of each agenda item and regarding questions and comments by participants; (v) procedures for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vi) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting.

SECTION 11. NOMINATION OF DIRECTORS.

(a) Nominations of persons for election to the Board of Directors may be made at any annual or special meeting of shareholders only (i) by or at the direction of the Board of Directors, (ii) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice as provided for in this Section 11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 11, or (iii) with respect to an annual meeting, by any shareholder (or group of shareholders) of the corporation who meets the requirements of and complies with all of the procedures set forth in Section 14 of this Article II. In addition to any other applicable requirements, such nominations made pursuant to clause (ii) of this Section 11(a) shall be made pursuant to timely notice in proper written form to the Secretary of the corporation, as provided by this Section 11, and nominations made pursuant to clause (iii) of this Section 11(a) shall be made pursuant to the requirements and procedures set forth in Section 14 of this Article II.

(b) To be timely, a shareholder’s notice of any nominations of persons for election to the Board of Directors to be presented by a shareholder at any annual meeting of shareholders pursuant to clause (ii) of Section 11(a) shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, or if no annual meeting was held in the preceding year, then to be timely notice by a shareholder must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement (as defined in Section 11(f) of this Article II) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. To be timely, a shareholder’s notice of any nominations of persons for election to the Board of Directors to be presented by a shareholder at any special meeting of shareholders pursuant to clause (ii) of Section 11(a) shall be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than 150 days prior to the date of the special meeting nor later than the later of 120 days before the date of the special meeting or the tenth day following the day on which public announcement of the date of the special meeting was first made by the corporation. In no event shall any adjournment or postponement of an annual or special meeting of shareholders, or the public announcement thereof, commence a new time period for the delivery of a shareholder’s notice pursuant to clause (ii) of Section 11(a).

(c) To be in proper form, a shareholder’s notice of any nominations of persons for election to the Board of Directors to be presented by a shareholder at any meeting of shareholders pursuant to clause (ii) of Section 11(a) must include or be accompanied by the following:

(i)  as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares or other securities of the corporation which are owned of record or beneficially by such person, (4) any derivative positions held of record or beneficially by such person related to, or the value of which is derived in whole or in part from, the value of any class of the corporation’s shares or other securities and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such person with respect to the corporation’s shares or other securities, (5) a written statement executed by the person acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under North Carolina law with respect to the corporation and its shareholders,

(6) such person’s written and signed certification consenting to being named as a nominee in a proxy statement and form of proxy and representing that such nominee intends to serve as a director for the full term if elected, (7) a completed and duly executed written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request), (8) a duly executed representation that, if elected as a director of the corporation, such person shall comply with the corporation’s Corporate Governance Guidelines in all respects, (9) such person’s written consent to provide any information that the Board of Directors reasonably requests to determine whether such person would qualify as “independent” under the corporation’s Corporate Governance Guidelines, the requirements of the Corporate Governance Rules of the New York Stock Exchange (the “NYSE”), any applicable rules of the Securities and Exchange Commission (the “SEC”) or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), to determine the eligibility of such person to serve as a director of the corporation, or to determine whether such person meets the requirements for serving as a member of any of the committees of the Board of Directors set forth in Article III of these Bylaws, (10) such person’s written consent to provide any information that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such person, including any compensation arrangement with a third party for such person’s services as a director, (11) any other information regarding such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, if Section 14 of the Exchange Act were applicable, and (12) such person’s written consent to further update and supplement any information provided to the corporation or its shareholders pursuant to such person’s nomination, if necessary, so that all such information shall be true and correct as of the record date for the determination of shareholders entitled to vote at the applicable meeting of shareholders, and to ensure that any such update and supplement shall be delivered to, or be mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the determination of shareholders entitled to vote at the applicable meeting of shareholders; and

(ii)  as to the shareholder giving the notice, (1) the name and address, as they appear on the corporation’s books, of such shareholder and the name and address of any Shareholder Associated Person (as defined in Section 11(g) of this Article II) covered by clauses (2)-(5), (7) or (8) below, (2) the class and number of shares or other securities of the corporation which are owned of record or beneficially by such shareholder or by any Shareholder Associated Person, (3) any derivative positions held of record or beneficially by the shareholder or any Shareholder Associated Person related to, or the value of which is derived in whole or in part from, the value of any class of the corporation’s shares or other securities and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the corporation’s shares or other securities, (4) any other information regarding such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, if Section 14 of the Exchange Act were applicable, (5) a written statement whether either such shareholder or any Shareholder Associated Person will engage in a solicitation with respect to such nomination and, if so, (A) the information required as to a solicitation that is made otherwise than by the corporation under Item 4 of Schedule 14A of the Exchange Act and the amount (stated in dollars or as a percentage) of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, and (B) confirmation that such person will deliver a proxy statement and form of proxy through means satisfying each of the conditions that would be applicable to the corporation under either Rule 14a-16(a) or Rule 14a-16(n) of the Exchange Act to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the outstanding shares of the corporation’s stock entitled to vote in the election of directors, (6) a completed and duly executed written questionnaire with respect to the background of the nominating shareholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), (7) a description of any agreement, arrangement or understanding with respect to the nomination between or among such shareholder or Shareholder Associated Person and with any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D of the Exchange Act (regardless of whether a Schedule 13D is required), (8) any plans or proposals which such shareholder or Shareholder Associated Person may have which relate to or would result in any action that would be required to be disclosed pursuant to Item 4 of Schedule 13D of the Exchange Act (regardless of whether a Schedule 13D is required), (9) a written statement that such shareholder is entitled to vote at such meeting and intends to appear in person or by proxy (including by means of remote communication to the extent permitted under North Carolina law) to make such nomination at such meeting, (10) a written statement that promptly after soliciting the percentage of shareholders referred to in the representation required under clause (5) above, and no later than the tenth day before such meeting of shareholders, such shareholder or any Shareholder Associated Person will provide the corporation with documents, which may take the form of a statement and documentation from a proxy solicitor, demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the outstanding shares of the corporation’s stock, which documents shall be deemed to be a part of the notice required under this clause (ii) of Section 11(c), and (11) such shareholder’s written consent to further update and supplement any information provided to the corporation or its shareholders pursuant to such shareholder’s nomination of persons for election to the Board of Directors, if necessary, so that all such information shall be true and correct as of the record date for the determination of shareholders entitled to vote at the applicable meeting of shareholders, and to ensure that any such update and supplement shall be delivered to, or be mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the determination of shareholders entitled to vote at the applicable meeting of shareholders. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination pursuant to this clause (ii) of Section 11(c) which pertains to the nominee.

(d) Notwithstanding the foregoing provisions of this Section 11, a shareholder nominating any person for election to the Board of Directors to be presented by a shareholder at any meeting of shareholders pursuant to clause (ii) of Section 11(a) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder by the SEC with respect to the matters set forth in this Section 11; provided, however, that any references herein to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to shareholder nominations pursuant to clause (ii) of Section 11(a). Nothing in this Section 11 shall be deemed to affect any rights of the corporation’s shareholders to request inclusion of nominees in the corporation’s proxy materials pursuant to the rules and regulations promulgated by the SEC under the Exchange Act and the requirements and procedures set forth in Section 14 of this Article II.

(e) The chairman of any meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination pursuant to clause (ii) of Section 11(a) was not made in accordance with the provisions prescribed by this Section 11 and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. Without limitation of the foregoing, unless otherwise required by law, if a shareholder does not provide the information required under Section 11(c) in the manner and within the time frames specified, or the shareholder (or such other person appointed in accordance with Section 8(c)) does not appear in person or by proxy at the annual or special meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote have been received by the corporation.

(f) For purposes of Section 11 and Section 12 of this Article II, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(g) For purposes of Section 2, Section 11, Section 12 and Section 14 of this Article II, “Shareholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, acting in concert with, or a member of a group (within the meaning of Section 13(d)(3) or Rule 13d-5 under the Exchange Act) with such shareholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and if such beneficial owner is an entity, each director, executive, managing member, or control person of such entity and of any entity that is a director, executive, managing member, or control person of such entity, and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

SECTION 12. NOTICE OF BUSINESS.

(a) Only business (other than director nominations, which are subject to the requirements of Section 11 or Section 14, as applicable, of this Article II) that is submitted in accordance with the provisions set forth in this Section 12 of Article II may be presented for consideration by shareholders of the corporation at any annual or special meeting of shareholders. Business may be presented for consideration by the shareholders of the corporation at an annual or special meeting of shareholders (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the corporation (or another person authorized to act for him or her as proxy) who is a shareholder of record at the time of giving of notice as provided for in this Section 12, who shall be entitled to vote for such business at the meeting and who complies with the notice provisions set forth in this Section 12. For the avoidance of doubt, the foregoing clause (ii) of this Section 12(a) shall be the exclusive means for a shareholder to present proposals (except proposals submitted in accordance with the eligibility and procedural requirements of Rule 14a-8 under the Exchange Act and included in the corporation’s proxy materials) for consideration by the corporation’s shareholders at any annual or special meeting of shareholders. In order to be considered by the shareholders of the corporation at any annual or special meeting of shareholders, and in addition to any other applicable requirements, business submitted by a shareholder must be a proper matter for shareholder consideration and must be made pursuant to timely notice in proper written form to the Secretary of the corporation, as provided by this Section 12.

(b) To be timely, a shareholder’s notice of any business to be presented by a shareholder at any annual meeting of shareholders shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, or if no annual meeting was held in the preceding year, then to be timely notice by a shareholder must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. To be timely, a shareholder’s notice of any business to be presented by a shareholder at any special meeting of shareholders shall be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than 150 days prior to the date of the special meeting nor later than the later of 120 days before the date of the special meeting or the tenth day following the day on which public announcement of the date of the special meeting was first made by the corporation. In no event shall any adjournment or postponement of an annual or special meeting of shareholders, or the public announcement thereof, commence a new time period for the delivery of a shareholder’s notice under this Section 12.

(c) To be in proper form, a shareholder’s notice of any business to be presented at any shareholders meeting must set forth:

(i) as to each matter the shareholder proposes to bring before the meeting, (1) the text of the proposal desired to be brought before the meeting and (2) a brief written statement of the reasons for bringing such business before the meeting; and

(ii) as to the shareholder giving the notice, (1) the name and address, as they appear on the corporation’s books, of such shareholder and the name and address of any Shareholder Associated Person covered by clauses (2), (3), (5), (6), (7), (9) or (10) below, (2) the class and number of shares or other securities of the corporation which are owned of record or beneficially by such shareholder or by any Shareholder Associated Person, (3) any derivative positions held of record or beneficially by the shareholder or any Shareholder Associated Person related to, or the value of which is derived in whole or in part from, the value of any class of the corporation’s shares or other securities and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the corporation’s shares or other securities, (4) a representation that such shareholder is entitled to vote at such meeting and that such shareholder (or such other person appointed in accordance with Section 8(c)) intends to appear in person or by proxy (including by means of remote communication to the extent permitted under North Carolina law) to present the proposal at such meeting, (5) a detailed description of any material interest of such shareholder or any Shareholder Associated Person in such business other than his or her interest as a shareholder of the corporation, (6) any other information regarding such shareholder or any Shareholder Associated Person or such business that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, if Section 14 of the Exchange Act were applicable, (7) a written statement whether either such shareholder or any Shareholder Associated Person will engage in a solicitation with respect to such proposal and, if so, (A) the information required as to a solicitation that is made otherwise than by the corporation under Item 4 of Schedule 14A of the Exchange Act and the amount (stated in dollars or as a percentage) of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (B) whether such person intends or is part of a group which intends to deliver a proxy statement and form of proxy through means satisfying each of the conditions that would be applicable to the corporation under either Rule 14a-16(a) or Rule 14a-16(n) of the Exchange Act to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the outstanding shares of the corporation’s stock required under applicable law to carry the proposal, (8) a completed and duly executed written questionnaire with respect to the background of such shareholder and any other person or entity on whose behalf, directly or indirectly, the proposal is being made (which questionnaire shall be provided by the Secretary upon written request), (9) any plans or proposals which such shareholder or Shareholder Associated Person may have which relate to or would result in any action that would be required to be disclosed pursuant to Item 4 of Schedule 13D of the Exchange Act (regardless of whether a Schedule 13D is required), (10) a description of any agreement, arrangement or understanding with respect to the proposal between or among such shareholder or Shareholder Associated Person and with any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D of the Exchange Act (regardless of whether a Schedule 13D is required), and (11) such shareholder’s written consent to further update and supplement any information provided to the corporation or its shareholders pursuant to such shareholder’s submission of business for consideration by the corporation’s shareholders at any meeting of shareholders, if necessary, so that all such information shall be true and correct as of the record date for the determination of shareholders entitled to vote at the applicable meeting of shareholders, and to ensure that any such update and supplement shall be delivered to, or be mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the determination of shareholders entitled to vote at the applicable meeting of shareholders.

(d) Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors to be presented by a shareholder at any meeting of shareholders) shall be conducted at a meeting of shareholders except in accordance with the provisions set forth in this Section 12. Notwithstanding the foregoing provisions of this Section 12, a shareholder presenting any business for consideration by the corporation’s shareholders at any annual or special meeting of shareholders shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder by the SEC with respect to the matters set forth in this Section 12; provided, however, that any references herein to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to shareholder proposals pursuant to this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of the corporation’s shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to the rules and regulations promulgated by the SEC under the Exchange Act.
(e) The chairman of any meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that any business was not properly brought before the meeting in accordance with the provisions prescribed by this Section 12. If the chairman should so determine, any such business not so properly brought before the meeting shall not be transacted. Without limitation of the foregoing, unless otherwise required by law, if a shareholder does not provide the information required under Section 12(c) in the manner and within the time frames specified, or the shareholder (or such other person appointed in accordance with Section 8(c)) does not appear in person or by proxy at the annual or special meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business have been received by the corporation.

SECTION 13. ADJOURNED OR POSTPONED MEETING. At any meeting of shareholders, whether or not there is a quorum, the chairman of the meeting or any other person entitled to preside or to act as secretary at such meeting shall have the power to adjourn or postpone the meeting to any other time and from time to time, without notice other than announcement at the meeting at which the adjournment is taken of the new date, time and place (if any) and, if the meeting is to be continued solely by means of remote communication, a description of the means of remote communication, unless a new record date for the adjourned meeting is or must be fixed, in which event notice shall be given to shareholders as of the new record date. At such adjourned or postponed meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 14. PROXY ACCESS.

(a) The notice procedures and all other relevant provisions of Section 11 of this Article II shall apply to all nominations made pursuant to this Section 14.

(b) The corporation shall include in its proxy statement for any annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors (a “Shareholder Nominee”) identified in a timely notice that satisfies this Section 14 delivered by one or more shareholders who at the time the request is delivered satisfy the ownership and other requirements of both Section 11 of this Article II and this Section 14 (such shareholder or shareholders, and any Shareholder Associated Person of such shareholder or shareholders, the “Eligible Shareholder”), and who expressly elect as a part of providing the notice required by Section 11 of this Article II (the “Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this subsection (b).

(i) For purposes of this subsection (b), the “Required Information” that the corporation shall include in its proxy statement is (A) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the corporation, is required to be disclosed in a proxy statement prepared or filed pursuant to the proxy rules of the SEC, and (B) if the Eligible Shareholder so elects, a Statement (as defined below).

(ii) The corporation shall not be required to include a Shareholder Nominee in its proxy materials for any annual meeting of shareholders for which (A) the Secretary of the corporation receives a notice that the Eligible Shareholder has nominated a person for election to the Board of Directors pursuant to the notice requirements set forth in Section 11 of this Article II and (B) the Eligible Shareholder does not expressly elect as a part of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this subsection (b).

(iii) The maximum number of Shareholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (A) two Shareholder Nominees and (B) twenty percent (20%) of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to Section 11 of this Article II, or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that this maximum number shall be reduced by (1) any director candidate who had been a Shareholder Nominee at any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors and (2) any Shareholder Nominee who was submitted by an Eligible Shareholder but either is subsequently withdrawn or that the Board of Directors decides to nominate as a Board of Director nominee (a “Board Nominee”). In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this subsection (b) exceeds this maximum number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in the order of the number (largest to smallest) of shares of capital stock of the corporation entitled to vote in the election of directors each Eligible Shareholder disclosed as owned in the written notice of the nomination submitted to the corporation. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(iv) An Eligible Shareholder must have owned (as defined below) three percent (3%) or more of the outstanding shares of the corporation’s stock entitled to vote in the election of directors continuously for at least three years (the “Required Shares”) as of both the date the Notice is delivered to, or mailed and received by, the corporation in accordance with Section 11 of this Article II and the record date for determining shareholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this subsection (b), (A) the shares of stock of the corporation owned by one or more shareholders, or by the person or persons who own shares of the corporation’s stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and further provided that the group of shareholders shall have provided to the Secretary of the corporation as a part of providing the Notice a written agreement executed by each of its members designating one of the members as the exclusive member to interact with the corporation for purposes of this Section 14 on behalf of all members, and (B) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. Within the time period specified in Section 11 of this Article II for providing the Notice, an Eligible Shareholder must provide (or, in the case of a group of shareholders acting together as an Eligible Shareholder, each member of the group must provide) the following information in writing to the Secretary of the corporation (in addition to the information required to be provided by Section 11 of this Article II, other than the information required by clauses (ii)(5)(B) and (ii)(10) of Section 11(c)): (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to, or mailed and received by, the corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, (B) the written consent of each Shareholder Nominee to be named in a proxy statement as a nominee and to serve as a director if elected, (C) a representation that the Eligible Shareholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this subsection (b), (3) has not engaged in and will not engage in, and has not and will not be, a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (4) has not distributed and will not distribute to any shareholder any form of proxy for the meeting other than the form distributed by the corporation, (5) intends to continue to own the Required Shares through the date of the meeting, and (6) will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and has not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (D) an undertaking that the Eligible Shareholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the corporation’s shareholders or out of the information that the Eligible Shareholder provided to the corporation, (2) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this subsection (b), (3) file with the SEC all soliciting and other materials as required under this subsection (b), and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting, and (E) if the Eligible Shareholder did not submit the name(s) of the Shareholder Nominee(s) for consideration to the committee of the Board of Directors that is responsible for nominating Board Nominee(s), a brief explanation why the Eligible Shareholder elected not to do so. The inspectors of election shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations in clause (C) above.

(v) For purposes of this subsection (b), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the corporation’s stock as to which a shareholder who is the Eligible Shareholder or is included in the group that constitutes the Eligible Shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by or on behalf of such shareholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by or on behalf of such shareholder or any of its affiliates for any purpose or purchased by such shareholder pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such shareholder or any of its affiliates whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or its affiliates. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder (A) has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder, or (B) has loaned such shares, provided that the person has the power to recall such loaned shares on not more than three business days’ notice and has in fact recalled the loaned shares as of the time the notice of intent is submitted to the Secretary and does not re-loan them through the annual meeting date. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation’s stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the corporation and its shareholders.

(vi) The Eligible Shareholder may provide to the Secretary of the corporation, within the time period specified in Section 11 of this Article II for providing the Notice, a written statement for inclusion in the corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 14, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it believes would violate any applicable law, rule, regulation or listing standard.

(vii) The corporation shall not be required to include, pursuant to this subsection (b), a Shareholder Nominee in its proxy materials (A) for any meeting for which the Secretary of the corporation receives a notice that the Eligible Shareholder or any other shareholder has nominated a Shareholder Nominee for election to the Board of Directors pursuant to the requirements of Section 11 of this Article II and does not expressly elect as a part of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this subsection (b), (B) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (C) who is not “independent” under the requirements of the Corporate Governance Rules of the NYSE, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, as determined by the Board of Directors, (D) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the corporation’s Articles of Incorporation, the listing standards of the NYSE, or any applicable state or federal law, rule or regulation, (E) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (F) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (G) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (H) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, or (I) if the Eligible Shareholder or applicable Shareholder Nominee otherwise breaches any of its or their obligations, agreements or representations under this Section 14.

(viii) Notwithstanding anything to the contrary set forth herein, the chairman of the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 14 or if the shareholder delivering the Notice (or such other person appointed in accordance with Section 8(c)) did not appear in person or by proxy at the annual meeting to present the Shareholder Nominee or Shareholder Nominees, as determined by the Board of Directors or the chairman of the meeting.

(ix) In addition to the information required to be provided by the Eligible Shareholder by Section 11 of this Article II and this subsection (b), each Shareholder Nominee and each Board Nominee shall provide to the Secretary of the corporation, within two weeks of receipt of the Secretary’s written request therefor, the following information: (A) a completed copy of the corporation’s form of director’s questionnaire; (B) the Shareholder Nominee’s or the Board Nominee’s agreement to comply with the corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and share trading policies, as provided by the Secretary; (C) written confirmation that the Shareholder Nominee or the Board Nominee (1) does not have, and will not have, any agreement or understanding as to how he or she will vote on any matter and (2) is not a party to, and will not become a party to, any outside compensation arrangement relating to service as a director of the corporation that has not been disclosed to the Secretary of the corporation; (D) written disclosure of any transactions between the Eligible Shareholder and the Shareholder Nominee or the Board Nominee within the preceding five years; (E) the consent of the Shareholder Nominee or the Board Nominee to the corporation engaging in a background investigation of the Shareholder Nominee or the Board Nominee, including the possible use of one or more third parties to assist with the investigation; and (F) written confirmation by the Shareholder Nominee that he or she intends to serve as a director for the full term for which such person is standing for election.

(x) The Eligible Shareholder shall file with the SEC any solicitation or other communication with the corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(xi) No person may be a member of more than one group of persons constituting an Eligible Shareholder under this subsection (b); provided, however, that a bank, broker or fiduciary holding shares in a similar capacity as a record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act.

(xii) Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at such meeting, shall be ineligible to be a Shareholder Nominee pursuant to this subsection (b) for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been included in the corporation’s proxy materials.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board of Directors except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. In accordance with the Articles of Incorporation, the Board of Directors shall each year, prior to the annual meeting of shareholders, determine by appropriate resolution the number of directors which shall constitute the Board of Directors for the ensuing year. The directors may by appropriate resolution adopted between annual meetings of shareholders increase or decrease the number of directors, but may not decrease the number of directors below the minimum number specified in the corporation’s Articles of Incorporation. One director shall be designated and elected by the Board as Chairman of the Board of Directors (who may, but need not, be an officer of the corporation) and shall preside at all meetings of the Board of Directors. The Board may elect a Vice Chairman from among its members (who may, but need not, be an officer of the corporation) whose only duties shall be to preside at Board meetings in the absence of the Chairman. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held with such frequency (but no less than quarterly) and at a time and place as shall be determined by the Chairman of the Board of Directors. Any one or more of the directors or members of a committee designated by the directors may participate in a meeting of the Board or committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other and such participation in a meeting will be deemed presence in person.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer (if a director), Chairman of the Board of Directors or two of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of North Carolina, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. NOTICE. Regular meetings of the Board of Directors, or a committee thereof, may be held without notice. Notice of any special meeting of the Board of Directors, or a committee thereof, shall be given, at least twenty-four hours before the meeting, by any usual means of communication, including without limitation, in person; by telephone, facsimile, electronic mail or other electronic transmission; or by mail or private carrier. Notice shall be deemed effective at the earliest of the following:

(a) when received, or, in the case of oral notice, when actually communicated to the director;

(b) when deposited in the United States mail, as evidenced by the postmark or postage meter date, if mailed with postage thereon prepaid and correctly addressed;

(c) if by facsimile or other electronic transmission, by acknowledgement by the director or the director’s agent or representative of receipt of the electronic transmission; or

(d) on the date shown on the confirmation of delivery issued by a private carrier, if sent by private carrier to the address of the director last known to the corporation.

Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors, or a committee thereof, need be specified in the notice or waiver of notice of such meeting, except if required by law.

SECTION 6. QUORUM. Unless the Articles of Incorporation or these Bylaws provide otherwise, a majority of the number of directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, or if no number is so fixed, a majority of directors in office immediately before the meeting begins shall constitute a quorum. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise required by the Articles of Incorporation.

SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors shall be filled as provided in the Articles of Incorporation.

SECTION 9. COMPENSATION. The directors may be paid such expenses as are incurred in connection with their duties as directors. The Board of Directors may also pay to the directors compensation for their service as directors. The compensation of non-employee directors shall be recommended to the Board of Directors by the appropriate committee thereof.

SECTION 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors, or a committee or subcommittee thereof, at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless one of the following requirements is met: (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting; (ii) his or her dissent or abstention from such action is entered in the minutes of the meeting; or (iii) he or she files his or her written dissent or abstention to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention shall not apply to a director who voted in favor of such action.

SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken by a majority of the Board, or a committee thereof, may be taken without a meeting if all of the directors, or committee members, consent to the action in question in writing or by electronic submission, and the writings or electronic submissions are filed with the minutes of the proceedings of the Board, or committee, whether done before or after the action so taken. Action taken under this Section 11 is effective when the last director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section 11 has the effect of a meeting vote and may be described as such in any document.
SECTION 12. COMMITTEES GENERALLY. The Board may designate one or more committees, each committee to consist of one or more of the directors of the corporation, to have and exercise such power and authority as the Board shall specify. Each of the committees established by the Board pursuant to this Section 12 of Article III shall establish such other rules and procedures for its operation and governance, as it shall see fit and may seek such consultation and advice as to matters within its purview as it shall require.

ARTICLE IV. INDEMNIFICATION

SECTION 1. INDEMNIFICATION. In addition to any indemnification required or permitted by law, and except as otherwise provided in these Bylaws, any person who at any time serves or has served as a director or officer of the corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (i)

reasonable expenses, including attorneys’ fees, actually and necessarily and as incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, seeking to hold him or her liable by reason of the fact that he or she is or was acting in such capacity; and (ii) payments made by him or her in satisfaction of any judgment, money decree, fine, penalty or reasonable settlement for which he or she may have become liable in any such action, suit or proceeding.

SECTION 2. LIMITATION ON INDEMNIFICATION. The corporation shall not indemnify any person hereunder against liability or litigation expense he or she may incur on account of his or her activities which were at the time taken known or believed by him or her to be clearly in conflict with the best interests of the corporation. The corporation shall not indemnify any director with respect to any liability arising out of N.C.G.S. § 55‑8‑33 (relating to unlawful declaration of dividends) or any transaction from which the director derived an improper personal benefit as provided in N.C.G.S. § 55‑2‑02(b)(3).

SECTION 3. BOARD DETERMINATION. If any action is necessary or appropriate to authorize the corporation to pay the indemnification required by this Bylaw, the Board of Directors shall take such action, including (i) making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of the indemnity due him or her; (ii) giving notice to, and obtaining approval by, the shareholders of the corporation, and (iii) taking any other action.

SECTION 4. RELIANCE. Any person who at any time after the adoption of this Bylaw serves or has served in any of the capacities indicated in this Bylaw shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.

SECTION 5. AGENTS AND EMPLOYEES. The provisions of this Bylaw shall not be deemed to preclude the corporation from indemnifying persons serving as agents or employees of the corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by law.

SECTION 6. EXPENSES. The corporation shall be entitled to pay the expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation against such expenses.

SECTION 7. INSURANCE. As provided by N.C.G.S. § 55-8-57, the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation has the power to indemnify him or her against such liability.

SECTION 8. VESTING. The rights to advancement of expenses and indemnification provided for in these Bylaws are contract rights and neither the amendment nor repeal of such rights, nor the adoption of any provision of the Articles of Incorporation or these Bylaws, nor, to the fullest extent permitted under or authorized by the North Carolina Business Corporation Act, any modification of law, shall eliminate or reduce the effect of the rights to advancement of expenses and indemnification in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification without the affected individual’s express written consent.

ARTICLE V. OFFICERS

SECTION 1. TITLES. The officers of the corporation may consist of the Chief Executive Officer, President and such Vice Presidents as shall be elected as officers by the Board of Directors. There shall also be a Secretary, Treasurer, Controller and such assistants thereto as may be elected by the Board of Directors. Any one person may hold one or more offices in the corporation. No officer may act in more than one capacity where action of two or more is required.

SECTION 2. APPOINTMENT AND TERM OF OFFICE. The officers of the corporation shall be appointed by the Board of Directors. Each officer shall hold office until his or her successor shall have been duly appointed and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. Since officers serve at the pleasure of the Board, any officer may be removed at any time by the Board of Directors, with or without cause. Termination of an officer’s employment with the corporation by the appropriate official shall also end his or her term as an officer.

SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the oversight of the Board of Directors, have general supervision, direction and control of the business and the officers, employees and agents of the corporation. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer, if such officer is a director, shall preside at all meetings of the Board of Directors, unless the Board of Directors determines otherwise. Except as otherwise required by law, the Chief Executive Officer shall have power to sign certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or any other instruments or documents which may be lawfully executed on behalf of the corporation. The Chief Executive Officer shall vote as agent for the corporation the capital stock held or owned by the corporation in any corporation. The Chief Executive Officer is authorized to delegate the authority to vote capital stock held or owned by the corporation and to execute and deliver agreements and other instruments to other officers of the corporation. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

SECTION 5. PRESIDENT. The President shall perform such duties and have such responsibilities as are assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6. VICE PRESIDENTS. The Vice Presidents shall perform such duties and have such responsibilities as are assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7. SECRETARY. The Secretary shall perform such duties and have such responsibilities as are assigned by the Board of Directors or the Chief Executive Officer.

SECTION 8. TREASURER. The Treasurer shall perform such duties and have such responsibilities as are assigned by the Board of Directors or the Chief Executive Officer.

SECTION 9. CONTROLLER. The Controller shall perform such duties and have such responsibilities as are assigned by the Board of Directors or the Chief Executive Officer.

ARTICLE VI. DEPARTMENTAL DESIGNATIONS

The Chief Executive Officer may establish such departmental or functional designations or titles pertaining to supervisory personnel as the Chief Executive Officer in his or her discretion deems wise. The designations or titles may be that of Senior Vice President, Vice President or such other term or terms as the Chief Executive Officer desires to utilize. The designation or title contemplated by this Article VI is for the purpose of administration within the department or function concerned and is not with the intent of designating those individuals bearing such titles as general officers of the corporation. These individuals bearing these titles shall be known as administrative managers of the corporation.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES; NON-CERTIFICATED SHARES.

(a) Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer and by the Secretary, provided that where a certificate is signed by a transfer agent, assistant transfer agent or co-transfer agent of the corporation or with the duly designated transfer agent the signatures of such officers of the corporation upon the certificate may be facsimile engraved or printed. Each certificate shall be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and class and date of issue, shall be entered on the stock transfer books of the corporation by the transfer agent. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

(b) The Board of Directors may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series of stock without certificates. Such authorization shall not affect shares already represented by certificates until such shares are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement with information required on certificates by N.C.G.S. § 55-6-25(b) and (c), and, if applicable, N.C.G.S. § 55‑6-27, or any successor law.

SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. Transfer of shares not represented by certificates shall be made upon receipt of proper transfer instructions from the registered holder of the shares or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation and in accordance with requirements with respect to transfer of securities not represented by certificates as appear in Article 8 of the Uniform Commercial Code as in effect from time to time in the State of North Carolina.

SECTION 3. LOST CERTIFICATES. The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. In authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board, by resolution reciting that the circumstances justify such action, may authorize the issuance of the new certificate without requiring such a bond. This function or duty on the part of the Board may be assigned by the Board to the transfer agent of the common stock of the corporation.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the corporation shall end on the Friday nearest to January 31 of each year. The fiscal year shall consist of four quarterly periods, each comprising 13 weeks, with the 13-week periods divided into three periods of four weeks, five weeks and four weeks. Periodically, the fiscal year shall be a 53-week year, with the fourth period comprising four weeks, five weeks and five weeks, in order to account for the 365th day of each year and the 29th day of February in a leap year.

ARTICLE IX. DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and as provided in a resolution of the Board of Directors.

ARTICLE X. SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, and the word “Seal.”

ARTICLE XI. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the Articles of Incorporation or under the provisions of applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII. AMENDMENTS

Unless otherwise prescribed by law or the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the directors. Unless otherwise prescribed by law or the Articles of Incorporation, the shareholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

ARTICLE XIII. CONSTRUCTION OF BYLAWS

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the North Carolina Business Corporation Act shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person. All references in these Bylaws to rules or regulations issued under the Exchange Act shall mean the then-current and effective rules or regulations promulgated by the SEC under the Exchange Act, and shall include with respect to any specified rule or regulation, any similar or successor rule or regulation that is then-current and effective.

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